BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE CONDUCT OF THE BUSINESS AND AFFAIRS OF KLONDIKE STAR MINERAL CORPORATION

Interpretation

1. Definitions, p. 1

Shareholders and shareholders' meetings

2. Annual meeting, p. 1 3. Special meetings, p. 1 4. Notice of meetings, p. 1 5. Waiver of notice, p. 1 6. Persons entitled to be present,

p. 2 7. Shareholders' action without a

meeting, p. 2 8. Telephone meetings, p. 2 9. Fixing record date, p. 2 10. Proxies, p. 2 11. Quorum and voting, p. 3 12. Joint shareholders, p. 3 13. Votes to govern, p. 3 14. Vote by show of hands, p. 3 15. Ballots, p. 3 16. Adjourned meetings, p. 4 17. Submission of contracts or transactions to shareholders for approval, p. 4

Board of Directors

18. Duties and number, p. 4 19. Election and term of office, p. 4 20. Vacancies, p. 4 21. Office of a Director, p. 4 22. Removal of Directors, p. 4 23. Conflict of interest, p. 5 24. Remuneration of Directors, p. 5 25. For the protection of Directors and Officers, p. 5 26. Committees of the Board, p. 6 27. Borrowing power, p. 6 28. Delegation, p. 7

Contents

Meetings of the Board of Directors

29. Regular meetings, p. 7
30. Special meetings, p. 7
31. Notice of meetings, p. 7
32. Quorum and voting, p. 7
33. Directors' action without a

meeting, p. 8
34. Telephone meetings, p. 8

Officers

35. Officers enumerated and election,

p. 8 36. Qualifications, p. 8 37. Powers and duties of the Officers,

p. 8 38. Duties may be delegated, p. 9 39. Vacancies, p. 9 40. Removal, p. 9 41. Compensation, p. 9 42. Creation and consolidation of divisions, p. 9
43. Name of division, p. 9
44. Officers of division, p. 9

Shares and certificates of shares

45. Allotment and issuance, p. 10 46. Share certificates, p. 10 47. Uncertified shares, p. 10 48. Consideration for shares, p. 10 49. Transfers, p. 10 50. Loss or destruction of certificates and replacement of, p. 10 51. Commissions, p. 11 52. Transfer agents and registrars,

p. 11

Books, records and reports

53. Records of corporate meetings, accounting records and share registers, p. 11

54. Copies of corporate records, p. 11 55. Examination of records, p. 11 56. Financial statements, p. 11

Execution of instruments

57. Contracts, documents and
instruments, p. 12

Representation of shares and securities of other corporations

58. Representation, p. 13

Financial year

59. Financial year, p. 13

Registered office

60. Registered office, p. 13

Corporate seal

61. Corporate seal, p. 13

Miscellaneous procedural provisions

62. Rules of procedure, p. 13
63. Omissions and errors, p. 13
64. Counterparts, p. 13

Amendment of by-laws

65. By-law amendments, p. 13

Effective date

66. Effective date, p. 13

BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE CONDUCT OF THE BUSINESS AND AFFAIRS OF KLONDIKE STAR MINERAL CORPORATION

It is hereby enacted as a by-law of the Klondike Star Mineral Corporation as follows:

INTERPRETATION

1. Definitions

In this by-law, and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

"Board" means the Board of Directors of the Corporation;

"Code" means the Revised Code of Delaware;

"Corporation" means the Klondike Star Mineral Corporation;

"Director" means a director of the Corporation;

"Officer" means an officer of the Corporation;

"Person" includes bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

2. Annual meeting

The annual meeting of the shareholders of this corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held each year at the principal office of the corporation, or at some other place, either within or without the State of Delaware, and on such day and time as may be set by the Board.

3. Special meetings

Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board, the Chair of the Board, the President, a majority of the Board, or any shareholder or shareholders holding

1

in the aggregate one-fourth of the voting power of all shareholders. The meetings shall be held at such time and place as the Board may prescribe, or, if not held upon the request of the Board, at such time and place as may be established by the President or by the Secretary in the President's absence. Only business within the purpose or purposes described in the meeting notice may be conducted.

4. Notice of meetings

Written notice of the place, date and time and purpose of the annual shareholders' meeting or special shareholders' meeting shall be delivered not less than 10 (or, if required by Delaware law, 20) or more than 60 days before the date of the meeting, either personally, by facsimile, by electronic mail, by mail, or in any other manner approved by law, by or at the direction of the President or the Secretary, to each shareholder of record entitled to notice of such meeting, mailed notices shall be deemed to be delivered when deposited in the mail, first-class postage prepaid, correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.

5. Waiver of notice

Except where expressly prohibited by law or the Articles of Incorporation, notice of the place, date, time and purpose or purposes of any shareholders' meeting may be waived in a signed writing delivered to the Corporation by any shareholder at any time, either before or after the meeting. Attendance at the meeting in person or by proxy waives the objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

6. Persons entitled to be present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the Directors and the auditor of the Corporation and others who, although not entitled to vote are entitled or required under any provision of the Code to be present at the meeting. Any other person may be admitted only on the invitation of the Chair of the meeting or with the consent of a majority of the shareholders entitled to vote at the meeting.

7. Shareholders' action without a meeting

The shareholders may take any action without a meeting that they could properly take at a meeting, if one or more written consents setting forth the action so taken are signed by the required majority of all of the shareholders entitled to vote with respect to the subject matter and are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. If required by Delaware law, all non-voting shareholders must be given written notice of the proposed action at least ten days before the action is taken, unless such notice is waived in a manner consistent with these Bylaws. Actions taken under this section are effective when all consents are in the possession of the Corporation, unless otherwise specified in the consent. A shareholder may withdraw consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

8. Telephone meetings

If approved by the Board, shareholders may participate in a meeting of shareholders by means of a conference telephone or any similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

9. Fixing record date

The Board may fix in advance a date as the record date for determining shareholders entitled: (i) to notice of or to vote at any shareholders' meeting or adjournment thereof; (ii) to receive payment of any share dividend; or (iii) to receive payment of any distribution. The Board may in addition fix record dates with respect to any allotment of rights or conversion or exchange of any securities by their terms, or for any other proper purpose, as determined by the Board and by law. The record date shall be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days (or such longer period as may be required by Delaware law) prior to the date on which the particular action requiring determination of shareholders is to be taken. If no record date is fixed for determining the shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be the date before the day on which notice of the meeting is mailed. If no record date is fixed for the determination of shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's own shares), the record date shall be the date on which the Board adopted the resolution declaring the distribution. If no record date is fixed for determining shareholders entitled to a share dividend, the record date shall be the date on which the Board authorized the dividend.

10. Proxies

A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by an agent. No appointment shall be valid after 11 months from the date of its execution unless the appointment form expressly so provides. An appointment of a proxy is revocable unless the appointment is coupled with an interest. No revocation shall be effective until written notice thereof has actually been received by the Secretary of the Corporation or any other person authorized to tabulate votes. The Board may specify in a notice calling a meeting of shareholders a time before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited by written instrument, facsimile, electronic mail or any method of transmitting legibly recorded messages with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the Chair of the meeting or any adjournment thereof prior to the time of voting.

11. Quorum and voting

The presence in person or by proxy of the holders of at least one-third of the votes entitled to be cast on a matter at a meeting shall constitute a quorum of shareholders for that matter. If a quorum exists, action on a matter shall be approved by a voting group if the votes cast within a voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by the Articles of Incorporation or by law. If the Articles of Incorporation or Delaware law provide for voting by two or more voting groups on a matter, action on a matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group. The shareholders present may adjourn the meeting despite the absence of a quorum.

12. Joint shareholders

If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares, but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them and in the absence of agreement between those so voting the person named first in the Register shall vote the shares.

13. Votes to govern

At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the Chair of the meeting shall not be entitled to a second or casting vote.

14. Vote by show of hands

Subject to the provisions of the Delaware Code, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the Chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

15. Ballots

(a) On any question proposed for consideration at a meeting of the shareholders, and whether or not a show of hands has been taken thereof, any shareholder or proxy holder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the Chair shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled in respect of the shares which he or she is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

(b) No ballot may be demanded on the election of a Chair. A ballot demanded on a question of adjournment shall be taken forthwith. A ballot demanded on any other question shall be taken as soon as, in the opinion of the Chair, is reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the Chair of the meeting directs. The result of the ballot shall be deemed to be the resolution of and passed at the meeting at which the ballot was demanded. Any business other than that upon which the ballot has been demanded may be proceeded with pending the taking of the ballot. In any dispute as to the admission or rejection of a vote the decision of the Chair made in good faith shall be final and conclusive.

16. Adjourned meetings

If a shareholders' meeting is adjourned to a different place, date or time, whether for failure to achieve a quorum or otherwise, notice need not be given of the new place, date or time if the new place, date or time is announced at the meeting before adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, that determination shall apply to any adjournment thereof, unless Delaware law requires fixing a new record date. If Delaware law requires that a new record date be set for the adjourned meeting, notice of the adjourned meeting must be given to shareholders as the new record date. Any business may be transacted at an adjourned meeting that could have been transacted at the meeting as originally called.

17. Submission of contracts or transactions to shareholders for approval

The Board, in its discretion, may submit any contract, act or transaction for approval, confirmation or ratification at any annual or special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of the Code, any such contract, act or transaction that shall be approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Code or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

BOARD OF DIRECTORS

18. Duties and number

The Board shall supervise the management of the business and affairs of the Corporation. The Board shall consist of a minimum of two and maximum of seven Directors, with the number determined from time to time by special resolution of the shareholders or, if the special resolution empowers the Directors to determine the number, by resolution of the Directors. A decrease in the number of Directors shall not shorten the term of an incumbent Director.

19. Election and term of office

The Directors shall be elected by the shareholders at each annual or special shareholders' meeting called for such purpose. Despite the expiration of a Director's term, the Director continues to serve until his or her successor is elected and qualified or until there is a decrease in the authorized number of Directors.

20. Vacancies

Except as otherwise provided by law, vacancies in the Board, whether caused by resignation, death, retirement, disqualification, removal, increase in the number of Directors, or otherwise, may be filled for the remainder of the term by the Board, by the shareholders, or, if the Directors in office constitute less than a quorum of the Board, by an affirmative vote of a majority of the remaining Directors. The term of a Director elected to fill a vacancy expires at the next shareholders' meeting at which Directors are elected. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new Directors may not take office until the vacancy occurs.

21. Office of a Director

Subject to the provisions of the Code, the office of a Director shall ipso facto be vacated: (a) if the Director becomes bankrupt or suspends payment of their debts generally or compounds with their creditors or makes an authorized assignment or is declared insolvent; (b) if they are found to be a mentally incompetent person or of unsound mind; or (c) subject to the provisions of the Act, if by notice in writing to the Corporation they resign their office. Any such resignation shall be effective at the time it is received by the Corporation or at the time specified in the notice, whichever is later.

22. Removal of Directors

Subject to the provisions of the Code, the shareholders may by ordinary resolution passed at a special meeting remove any Director from office and the vacancy created by such removal may be filled at the same meeting, failing which, it may be filled by the Board.

23. Conflict of interest

A Director or Officer who is a party to, or who is a Director or Officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of their interest at the time and in the manner provided by the Code or Board policy. Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or shareholders, and a Director interested in a contract so referred to the Board shall not vote on any such matter.

24. Remuneration of Directors

The remuneration to be paid to the Directors shall be such as the Board shall from time to time determine. The Directors may also award special remuneration to any Director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a Director by the Corporation and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The Directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefore.

25. For the protection of Directors and Officers

In supplement of and not by way of limitation upon any rights conferred upon Directors by the Code, it is declared that no Director shall be disqualified by their office from, or vacate their office by reason of, holding any office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder or by reason of being otherwise in any way directly or indirectly interested or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in any contract or arrangement made or proposed to be entered into with the Corporation in which their are in any way directly or indirectly interested either as vendor, purchaser or otherwise, nor shall any Director be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the provisions of the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any Director shall be in any way directly or indirectly interested shall be avoided or voidable and no Director shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship. Notwithstanding the provisions of the Code, every Director and Officer shall declare any material interest in respect of a material transaction, material contract, proposed material contract or proposed material transaction with the Corporation or an affiliate of the Corporation in which such Director or Officer is in any way directly or indirectly interested and any Director shall refrain from voting in respect of such contract, proposed contract or transaction.

Except as otherwise provided in the Code, no Director or Officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other Director or Officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board. If any Director or Officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a Director or Officer or shall be a member of a firm or a shareholder, Director or Officer of a company which is employed by or performs services for the Corporation, the fact of their being a Director or Officer of the Corporation shall not disentitle such Director or Officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

Any Director may engage an independent certified accountant, barrister, solicitor, attorney at law, or other professional advisor at the Corporation's expense under appropriate circumstances where such Director has a reasonable need for independent professional advice in order to determine his or her duty as a Director of the Corporation with respect to any matter within the scope of his or her responsibilities as a Director. A Director seeking appointment of an independent professional advisor under such circumstance shall file with the Secretary of the Corporation a written request stating the type of professional advisor whose engagement is requested and the nature of the matter as to which independent professional advice is sought in reasonable detail. The Secretary of the Corporation shall forthwith transmit such request to the Chair and members of the Corporation's Audit Committee and shall call a meeting of the Audit Committee in accordance with these by-laws within a period reasonable in light of the stated need for independent professional advice. The Director making the request shall be given notice of such meeting and may appear at such to present evidence and argument in support of his or her request. The decisions of the Audit Committee whether to grant or to deny appointment of an independent professional advisor and as to any conditions that may be imposed upon such engagement as expressed by resolution of such committee duly adopted by majority vote of its members, shall be final and not subject to appeal.

26. Committees of the Board

The Board, by resolutions adopted by a majority of the members of the Board in office, may create from among its members one or more committees and shall appoint the members thereof. Each such committee must have two or more members, who shall be Directors and who shall serve at the pleasure of the Board. Each committee of the Board may exercise the authority of the Board to the extent provided in its enabling resolution and any pertinent subsequent resolutions adopted in like manner, provided that the authority of each such committee shall be subject to applicable law. Each committee of the Board shall keep regular minutes of its proceedings and shall report to the Board when requested to do so.

27. Borrowing power

Without limiting the borrowing powers of the Corporation as set forth in the Code, the Board is authorized from time to time:

(a) to borrow money upon the credit of the Corporation in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

(b) to issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantees of the Corporation, whether secured or unsecured for such sums and at such prices as may be deemed expedient;

(c) subject to the Act, to issue guarantees on behalf of the Corporation to secure the performance of the obligations of any person; and

(d) to charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property and undertaking of the Corporation, including book debts, rights, powers and franchises for the purpose of securing any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness or liability of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

28. Delegation

The Board may from time to time by resolution or by policy delegate to one or more of the Directors and Officers of the Corporation as may be designated by the Board, all or any of the powers conferred on by the Board under this by-law or the Code to such extent and in such manner as the board shall determine at the time of each such delegation.

MEETINGS OF THE BOARD OF DIRECTORS

29. Regular meetings

Regular meetings of the Board shall be held at such place, date and time as shall from time to time be fixed by resolution of the Board.

30. Special meetings

Special meetings of the Board may be held at any place and at any time and may be called by the Chair of the Board, the President, Vice-President, Secretary, or two or more Directors.

31. Notice of meetings

Unless the Articles of Incorporation provide otherwise, any regular meeting of the Board may be held without notice of the date, time, place, or purpose of the meeting. Any special meeting of the Board must be preceded by at least two days' notice of the date, time, and place of the meeting, but not of its purpose, unless the Articles of Incorporation or these Bylaws require otherwise. Purpose may be given personally, by facsimile, by mail, by electronic mail or in any other manner allowed by law. Oral notice shall be sufficient only if a written record of such notice is included in the Corporation's minute book. Purpose shall be deemed effective at the earliest of: (a) receipt; (b) delivery to the proper address or telephone number of the Director as shown in the Corporation's records; or (c) three days after its deposit in the United States mail, as evidenced by the postmark, if correctly addressed and mailed with first-class postage prepaid. Notice of any meeting of the Board may be waived by any Director at any time, by a signed writing, delivered to the Corporation for inclusion in the minutes, either before or after the meeting. Attendance or participation by a Director at a meeting shall constitute a waiver of any required notice of the meeting unless the Director promptly objects to holding the meeting or to the transaction of any business on the grounds that the meeting was not lawfully convened and the Director does not thereafter vote for or assent to action taken at the meeting.

32. Quorum and voting

A majority of the number of Directors in office participating in a meeting, including by electronic means (such as a telephone conference call) shall constitute a quorum for the transaction of business as long as the Chair or Vice-Chair are present. Notwithstanding the foregoing, in no case shall a quorum be less than one-third of the authorized number of Directors. If a quorum is present at the time of a vote, the affirmative vote of a majority of the Directors present at the time of the vote shall be the act of the Board and of the Corporation except as may be otherwise specifically provided by the Articles of Incorporation, by these Bylaws, or by law. A Director who is present at a meeting of the Board when action is taken is deemed to have assented to the action taken unless: (a) the Director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or to transacting business at the meeting; (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the Director delivers written notice of his or her dissent or abstention to the presiding Officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

In the case of an equality of votes, the chair of the meeting shall not have a second or casting vote in additon to his or her original vote although the chair may move, second or vote upon any resolution or bylaw or any other matter or thing whatsoever as if he or she were a Director only and not chair of the meeting.

33. Directors' action without a meeting

The Board or a committee thereof may take any action without a meeting that it could properly take at a meeting if one or more written consents setting forth the action are signed by all of the Directors, or all of the members of the committee, as the case may be, either before or after the action is taken, and if the consents are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such action shall be effective upon the signing of a consent by the last Director to sign, unless the consent specifies a later effective date.

34. Telephone meetings

Members of the Board or of any committee appointed by the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

Officers

35. Officers enumerated and election

The Officers of the Corporation shall consist of such Officers and assistant Officers as may be designated by annual resolution of the Board. The Officers may include a Chair of the Board, a President and/or Chief Executive Officer ("President"), one or more Vice-Presidents, a Secretary, a Chief Financial Officer, a Treasurer or Comptroller, and any assistant Officers. The Officers shall hold office at the pleasure of the Board. Unless otherwise provided in the resolution of appointment, each Officer shall be chosen for term continuing until the meeting of the Board following the next annual or special meeting of shareholders and until his or her successor shall have been chosen and qualified.

36. Qualifications

None of the Officers of the Corporation need to be a Director. Any two or more corporate offices may be held by the same person.

37. Powers and duties of the Officers

Unless otherwise prescribed by the Board, the duties of the Officers shall be as follows:

Chair of the Board. The Chair of the Board shall preside at meetings of the Board and of the shareholders, shall be responsible for carrying out the plans and directives of the Board, shall report to and consult with the Board. The Chair of the Board shall have such other powers and duties as the Board may from time to time prescribe.

President and/or Chief Executive Officer. The President and/or Chief Executive Officer ("President") shall exercise the usual executive powers pertaining to the office of President and/or Chief Executive Officer. In the absence of a Chair of the Board, if he or she shall be a member of the Board, the President shall preside at meetings of the Board and of the shareholders, perform the other duties of the Chair of the Board, and perform such other duties as the Board may from time to time designate. In addition, if there is no Secretary in office, the President shall perform the duties of Secretary.

Vice-President. Each Vice-President shall perform such duties as the Board may from time to time designate. In addition, the Vice-President, or if there is more than one, the most senior Vice-President available, shall act as President in the absence or disability of the President.

Secretary. The Secretary shall be responsible for and shall keep, personally or with the assistance of others, records of the proceedings of the Directors and shareholders; authenticate records of the Corporation; attest all certificates of stock in the name of the Corporation; keep the corporate seal, if any, and affix the same to proper documents; keep a record of the issuance of certificates of stock and the transfers of the same; and perform such other duties as the Board may from time to time designate.

Chief Financial Officer. The Chief Financial Officer of the Corporation shall be the Vice-President of the Corporation having all of the authority and duties of a Vice-President and having the primary duty to plan, to carry out, and to report upon the financial affairs of the Corporation, including supervision of the Treasurer and the Controller of the Corporation in the performance of their duties, subject to the control of the board and the President. The Chief Financial Officer shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of the Chief Financial Officer of a corporation.

Treasurer. The Treasurer shall have the care and custody of, and be responsible for, all funds and securities of the Corporation and shall cause to be kept regular books of account. The Treasurer shall cause to be deposited all funds and other valuable effects in the name of the Corporation in such depositories as may be designated by the Board. In general, the Treasurer shall perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board.

Comptroller. The Controller shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his or her accounts whenever the board, the Chair, the President or the Chief Financial Officer shall so request. He or she shall perform all other necessary actions and duties in connection with administration of the accounting affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of controller of a corporation.

Assistant Officers. Assistant Officers may consist of one or more Assistant Vice-Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Each assistant Officer shall perform those duties assigned to him or her from time to time by the Board, the President, or the Officer who appointed him or her.

38. Duties may be delegated

In the case of the absence or inability to act of any Officer of Corporation or for any other reason that the Board may deem sufficient, the Board may delegate all or any of the powers of such Officer to any other Officer or to any Director for the time being.

39. Vacancies

Vacancies in any office arising from any cause may be filled by the Board at any regular or special meeting.

40. Removal

Any Officer or agent may be removed by action of the Board with or without cause, but any removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an Officer or agent shall not of itself create any contract rights.

41. Compensation

The compensation of all Officers of the Corporation shall be fixed by the Board except where remuneration for this responsibility is incidental to their remuneration as an employee.

42. Creation and consolidation of divisions

The Board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the Board may consider appropriate in each case.

43. Name of division

Subject to the Code, any division may be designed by such name as the Board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation. Any such contract, cheque or document shall be binding upon the Corporation as if it had been entered into or signed in the name of the Corporation.

44. Officers of division

From time to time the Board or, if authorized by the Board, the President and/or Chief Executive Officer, may appoint one or more Officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The Board or, if authorized by the Board, the President and/or Chief Executive Officer, may remove at its or his or her pleasure any Officers so appointed, without prejudice to such Officer's right under any employment contract.

SHARES AND CERTIFICATESOF SHARES

45. Allotment and issuance

Subject to the provisions of the Code and any unanimous shareholder agreement, shares in the capital of the Corporation may be allotted and issued by resolution of the Board at such time and on such terms and conditions and to such persons or class or classes of persons as the Board determines provided that no share shall be issued until it is fully paid as provided by the Code and the by-laws.

46. Share certificates

Share certificates shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice-President, and attested by the Secretary or an Assistant Secretary. Share certificates may be sealed with the corporate seal, if any. Facsimiles of the signatures and seal may be used as permitted by law. Every share certificate shall state:

(a) the name of the Corporation;

(b) that the Corporation is organized under the laws of the State of Delaware;

(c) the name of the person to whom the share certificate is issued;

(d) the number, class and series (if any) of shares that the certificate represents; and

(e) if the Corporation is authorized to issue shares of more than one class or series, that upon written request and without charge, the Corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series, and the authority of the Board to determine variations for future series.

47. Uncertified shares

Subject to any conditions imposed by the Code, the Board may provide by resolution that some or all of any or all classes or series of the shares of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the Code.

48. Consideration for shares

Shares of the Corporation may be issued for such consideration as shall be determined by the Board to be adequate. The consideration for the issuance of shares may be paid in whole or in part in cash, or in any tangible or intangible property or benefit to the Corporation, including but not limited to promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Establishment by the Board of the amount of consideration received or to be received for shares of the Corporation shall be deemed to be a determination that the consideration so established is adequate.

49. Transfers

Shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. Except as otherwise provided in the by-laws, no shares shall be transferred on the books of the Corporation until the outstanding certificate has been surrendered.

50. Loss or destruction of certificates and replacement of

In the event of the loss or destruction of any certificate, a new certificate may be issued in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the Corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board, the President, the Secretary or the Treasurer.

51. Commissions

Subject to limitations imposed by law, the Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his or her purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchases for any such shares.

52. Transfer agents and registrars

The Board may from time to time appoint a registrar other than the Secretary to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfer, but one person may be appointed both registrar and transfer agent. The Board may at any time terminate any such appointment.

BOOKS, RECORDS AND REPORTS

53. Records of corporate meetings, accounting records and share registers

The Corporation shall keep, as permanent records, minutes of all meetings of the Board and shareholders, and all actions taken without a meeting, and all actions taken by a committee exercising the authority of the Board. The Corporation or its agent shall maintain, in a form that permits preparation of a list of the names and addresses of its shareholders, in alphabetical order by class of shares, and the number, class, and series, if any of shares held by each. The Corporation shall also maintain appropriate accounting records, and at its principal place of business keep copies of: (a) its Articles of Incorporation or restated Articles of Incorporation and all amendments in effect; (b) its Bylaws or restated Bylaws and all amendments in effect; (c) minutes of all shareholders' meetings and records of all actions taken without meetings for the past three years; (d) the year-end balance sheets and income statements for the past three fiscal years, prepared as required by Delaware law; (e) all written communications to shareholders generally in the past three years; (f) a list of names and business addresses of its current Officers and Directors; and (g) its most recent annual report.

54. Copies of corporate records

Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders, when certified by the Chair of the Board, President, Vice-President, Secretary or Assistant Secretary.

55. Examination of records

A shareholder shall have the right to inspect and copy, during regular business hours at the principal office of the Corporation, in person or by his or her attorney or agent, the corporate records referred to in Section 53 above if the shareholder gives the Corporation written notice of the demand at least five business days before the date on which the shareholder wishes to make such inspection. In addition, if a shareholder's demand is made in good faith and for a proper purpose, a shareholder may inspect and copy, during regular business hours at a reasonable location specified by the Corporation, excerpts from minutes of any meeting of the Board, records of any action of a committee of the Board, records of actions taken by the Board without a meeting, minutes of shareholders' meetings held or records of action taken by shareholders without a meeting not within the past three years, or the record of shareholders; provided that the shareholder shall have made a demand describing with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and provided further that the records are directly connected to the shareholder's purpose. This section shall not affect any right of shareholders to inspect records of the Corporation that may be otherwise granted to the shareholders by law.

56. Financial statements

Not later than four months after the end of each fiscal year, or in any event prior to its annual meeting of shareholders, the Corporation shall prepare a balance sheet and income statement in accordance with Delaware law. The Corporation shall furnish a copy of each to any shareholder upon written request.

EXECUTION OF INSTRUMENTS

57. Contracts, documents and instruments

Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by the Chair of the Board, the Vice-Chair of the Board, the President or a Vice-President, the Chief Financial Officer or Comptroller and the Secretary or other Officers as may be appointed by the Board, or any two Directors acting in accordance with the Board's authorization policy.

All contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board shall have power from time to time by resolution to appoint and delegate authority to any Officer or Officers, or any person or persons, on behalf of the Corporation for signing contracts, documents and instruments.

The corporate seal of the Corporation, if any, may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any Officer or Officers, person or persons, appointed as aforesaid by resolution of the Board but any such contract, document or instrument is not invalid merely because the corporate seal, if any, is not affixed thereto.

The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

In particular without limiting the generality of the foregoing, the Chair of the Board, the Vice-Chair of the Board, the President or a Vice-President, the Chief Financial Officer or Comptroller and the Secretary or other Officers, or any two Directors, acting in accordance with the Board's authorization policy, shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

The signature or signatures of the Chair of the Board, the Vice-Chair of the Board, the President or a Vice-President, the Chief Financial Officer or Comptroller and the Secretary or other Officers as may be appointed by the Board, any Director of the Corporation and/or of any other Officer or Officers, person or persons, appointed as aforesaid by resolution of the Board may, if specifically authorized by resolution of the Directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation. All contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any of the foregoing Officers or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the Directors shall be deemed to have been manually signed by such Officers or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the Officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

PRESENTATION OF SHARES AND SECURITIES OF OTHERCORPORATIONS

58. Representation

Unless otherwise restricted by the Board, the Chair, President, or any Vice-President of the Corporation are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of other corporations standing in the name of the Corporation. This authority may be exercised by such Officers either in person or by a duly executed proxy or power of attorney.

FINANCIAL YEAR

59. Financial year

The financial year of the Corporation shall terminate on such date in each year as the Board may from time to time by resolution determine.

REGISTERED OFFICE

60. Registered office

The registered office of the Corporate shall be at such location as the Board may from time to time by resolution determine.

CORPORATE SEAL

61. Corporate seal

The corporate seal of the Corporation, if any, shall be in such form as the Board shall prescribe.

MISCELLANEOUS PROCEDURAL PROVISIONS

62. Rules of procedure

The Board may adopt rules of procedure to govern any meetings of shareholders or Directors to the extent not inconsistent with law, the Corporation's Articles of Incorporation, or these Bylaws, as they are in effect from time to time. In the absence of any rules of procedure adopted by the Board, the Chair of the meeting shall make all decisions regarding the procedures for any meeting.

63. Omissions and errors

The accidental omission to give any notice to any shareholder, Director, Officer, auditor or member of a committee of Directors or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

64. Counterparts

Any resolution of the Board or a committee of the Corporation permitted to be signed in writing may be signed in one or more counter parts and each of such counter part shall be taken together and constitute a single document.

AMENDMENT OF BY-LAWS

65. By-law amendments

Subject to the provisions of the Certificate of Incorporation and the Code, the power to amend, alter, or repeal by-laws and to adopt new by-laws may be exercised by the Board of by the shareholders.

EFFECTIVE DATE

66. Effective date

This by-law shall come into effect upon approval by the Board. Upon this by-law coming into effect, the previous general by-laws of the Corporation are repealed provided that such repeal shall not affect the previous operation of such by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under the validity of any contract or agreement made pursuant to any such by-law prior to its repeal.

Adopted by the Board of Directors December 10, 2005